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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent to  the  use in  the  Prospectus constituting  part  of this
Registration Statement on Form S-1 of our report dated February 23, 1996 relating to the financial statements of Universal Outdoor Holdings, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial and Operating Data."

Price Waterhouse LLP

Chicago, Illinois
June 5, 1996